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                                                                   EXHIBIT 14(a)





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" and to the incorporation by reference of our reports each dated February 8, 2001 for Van Kampen Life Investment Trust Strategic Stock Portfolio and Growth and Income Portfolio in the Registration Statement (Form N-14) and related Prospectus/Proxy Statement of Van Kampen Life Investment Trust filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933.



                                                      /s/ Ernst & Young LLP
                                                      ERNST & YOUNG LLP


Chicago, Illinois
January 11, 2002